EXHIBIT 10.58

                            TRADEMARK LICENSE AGREEMENT


     THIS TRADEMARK LICENSE AGREEMENT (the "Agreement"), is effective as of this 21st day of May, 1990, between SIMMONS COMPANY, a corporation duly created, organized and existing under the laws of the State of Delaware, having its office and principal place of business at 6 Executive Park
Drive, Atlanta, Georgia, U.S.A., (hereinafter referred to as the "Licensor"), and COMPANIA SIMMONS S.A. de C.V., a corporation duly created, organized and existing under the laws of Mexico, having its office and principal place of business at Calle Norte 45 No. 1082, Apartado Postal 15-047, Col. Industrial Vallejo, Deleg. Azcapotzalco, 2300, Mexico, D.F. (hereinafter referred to as the "Licensee").

     Licensor has the sole and exclusive ownership rights in the Licensed Trademarks (as hereinafter defined) in connection with the sale, importation, distribution, advertisement and promotion of the Licensed Products (as hereinafter defined) in the Licensed Territory (as hereinafter defined), and the right to grant licenses to others for the use of the Licensed Trademarks. Licensee desires to obtain an exclusive license for the use of the Licensed Trademarks and other rights in connection with the manufacture, use, sale, importation, distribution, advertisement and promotion of the Licensed Products in the Licensed Territory. In consideration of the premises and the mutual promises, covenants and conditions hereinafter contained and contained in the Stock Purchase Agreement, the Framework Agreement and Patent and Technology License Agreement (as hereinafter defined), the parties hereto agree as follows:

                                  ARTICLE I
                                 DEFINITIONS
                                 -----------

     Section 1.1.   "Affiliate" of a specified person shall mean a person
     -----------
that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person. For this purpose, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     Section 1.2.   "Competitor" shall mean each person (i) which competes
     -----------
with Licensor in the United States or Canada, either directly or through an Affiliate of such person (including without limitation as a licensee or franchisee of such person), in the sale or manufacture of Licensed Products and (ii) which holds more than 5% of the market in the United States or Canada with respect to any of the Licensed Products.

     Section 1.3.   "Contract Year" shall mean (i) with respect to Licensee,
     -----------
the period commencing on the Effective Date and ending on the last day of Licensee's current fiscal year and each subsequent fiscal year of Licensee during the term of this Agreement and (ii) with respect to each Sublicensee, the period commencing on the date of the license or sublicense agreement between Licensee and such Sublicensee and ending on the last day of such Sublicensee's fiscal year in which such license or sublicense agreement was entered into, and each subsequent fiscal year of such Sublicensee during the term of such license or sublicense agreement and this Agreement, or such other periods as Licensee and such Sublicensee shall agree in such license or sublicense agreement.

     Section 1.4.   "Effective Date" shall mean the date of this Agreement.
     -----------

     Section 1.5.   "Framework Agreement" shall mean the Framework Agreement
     -----------
dated as of May 15, 1990, among Licensor, Fifth Century Company and Alfa,
S.A.

     Section 1.6.   "Licensed Products" shall mean (i) bedding products,
     -----------
including but not limited to mattresses, box springs, bedding components and related bedding accessories, (ii) upholstered furniture products and (iii) all items included in each class in which any of the Licensed Trademarks is registered in Licensor's name in the Licensed Territory on the date of this Agreement. "Licensed Products" shall include all Royalty Products (as hereinafter defined).

     Section 1.7.   "Licensed Territory" shall mean the United Mexican States.
     -----------

     Section 1.8.   "Licensed Trademarks" shall mean all trademarks registered
     -----------
or with registrations pending in the Licensed Territory in Licensor's name as of the date hereof, including without limitation, those trademarks identified on Schedule 1.8 attached hereto, together with any new trademarks registered or applied for in accordance with Section 9.2 hereof.

     Section 1.9.   "Net Sales" shall mean the invoiced price, exclusive of
     -----------
all taxes (including excise, sales and value added taxes), of the Royalty Products sold by Licensee and its Affiliates and each Sublicensee and its Affiliates to an independent purchaser (either wholesale or retail) in an arms length transaction, excluding freight, cash and other customary trade discounts and amounts refunded or credited on returned products. Net Sales shall



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


also include in the case of the sale of any Licensed Product which includes a Royalty Product as a component thereof, an amount equal to the price of such Royalty Product designated in the price list being generally used by Licensee or Sublicensee, as applicable, at the time of such sale. In computing Net Sales, no deduction shall be made for other discounts or for any costs incurred by Licensee or a Sublicensee, as applicable, in the manufacture, sale or distribution of the Royalty Products. Licensee shall be permitted to deduct from Net Sales uncollectible accounts which have been written off in Licensee's accounting books in accordance with standard business practices in the Licensed Territory. If and when any such accounts are collected, in whole or in part, the amount so collected shall be included at the time of collection as Net Sales.

     Section 1.10.   "Patents" shall have the meaning set forth in the Patent
     ------------
and Technology License Agreement.

     Section 1.11.   "Patent and Technology License Agreement" shall mean the
     ------------
Patent and Technology License Agreement dated as of the date of this Agreement by and between Licensor and Licensee.

     Section 1.12.   "Royalty Products" shall mean (i) any Licensed Product
     ------------
which is produced or assembled in accordance with the Technology or the Patents or (ii) any other Licensed Product sold by Licensee, any Affiliate of Licensee or any Sublicensee under any of the Licensed Trademarks. For purposes of this
Section 1.12, the phrase "under the Licensed Trademarks" shall mean the affixation of such a trademark to a Licensed Product, or the use of such a trademark in connection with the advertisement or promotion of such products to the ultimate purchaser thereof.

     Section 1.13.   "Stock Purchase Agreement" shall mean the Stock Purchase
     ------------
Agreement dated as of the date of this Agreement, by and between Fifth Century Company and Alfa, S.A.

     Section 1.14.   "Sublicensee" shall have the meaning set forth in Section
     ------------
2.2.

     Section 1.15.   "Technology" shall have the meaning set forth in the
     ------------
Patent and Technology License Agreement.

     Section 1.16.   "Trademark License" shall have the meaning set forth in
     ------------
Section 2.1.

                                  ARTICLE II
                               GRANT OF LICENSE
                               ----------------

     Section 2.1 - Grant of Trademark License.  Subject to Sections 4.2 and
     ----------------------------------------
4.3 hereof, Licensor hereby grants to Licensee an exclusive and perpetual right, license and privilege to use, and to sublicense others to use, the Licensed Trademarks on and in connection with the manufacture, sale, importation, distribution, advertisement and promotion of the Licensed Products within the Licensed Territory, such license and any sublicenses being subject to the conditions hereinafter contained (the "Trademark License").

     Section 2.2 - Sublicense.   Licensee may, upon fifteen days' prior written
     ------------------------
notice to Licensor, sublicense all or any of the rights granted under Section
2.1 to any person ("Sublicensee"), including its Affiliates, which shall agree in writing to be bound by all of the terms and conditions of this Agreement; provided, however, that Licensee may not sublicense any Licensed Trademarks to
- --------  -------
any person who is, at the time of the sublicense, a Competitor or to any person that Licensor or Licensee has determined, after reasonable inquiry, manufactures mattresses, box springs, innersprings or spring components for a person who is at the time of the sublicense, a Competitor. Each sublicense agreement shall provide that Licensee may, and Licensee hereby agrees to, terminate such sublicense agreement if the Sublicensee thereunder breaches any provision of Section 3.1, 3.2 or Article 4 hereof and fails to remedy such breach within ten (10) business days after such Sublicensee's receipt of Licensee's written notice of such breach. Licensee hereby agrees to cause delivery of such written notice within ten (10) business days of notice or discovery of breach. Licensee shall continue to be primarily responsible for any Sublicensee's performance under this Agreement, including without limitation the payment when due of any royalties or other obligations under this Agreement.

                                ARTICLE III
                     STANDARD OF LICENSEE'S PERFORMANCE
                     ----------------------------------

     Section 3.1 - Standards of Quality.  The Royalty Products to be
     ----------------------------------
 manufactured, sold and distributed by Licensee, its Affiliates or any of its Sublicensees shall, at all times, meet reasonable standards of quality of materials and workmanship so as not to seriously damage the quality image of any bedding products sold by Licensor or any of its Affiliates or licensees outside the Licensed Territory; provided, however, that Licensee shall not be
                                --------  -------
deemed to have violated this Section 3.1 if the necessary quality materials are not manufactured in the Licensed Territory and are unavailable because of government import restrictions, but only during the period of such restrictions.

     Section 3.2 - Packaging and Advertising.   All packaging and advertising
     ---------------------------------------
of the Royalty Products in connection with the Licensed Trademarks shall be consistent with reasonable standards of quality so as not to seriously damage the quality image of any bedding products sold by Licensor or any of its Affiliates or licensees outside the Licensed Territory.



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


     Section 3.3 - Right of Inspection.   Licensor shall, upon fifteen (15)
     ---------------------------------
days' advance written notice to Licensee, have the right to inspect Licensee's place of manufacture of the Licensed Products at all reasonable times, but no more than three times per year, and to inspect the finished inventory of Licensed Products and work in process of Licensed Products of Licensee in order to ascertain whether Licensee is in compliance with Section 3.1 and 3.2 hereof. The expenses of such inspection shall be borne by Licensor.

     Section 3.4 - Attachment of Licensed Trademarks.   Licensee agrees that
     -----------------------------------------------
the Licensed Trademarks shall be physically affixed or attached to the Licensed Products sold under those marks, in such a manner so as to at all times constitute legal use of the Licensed Trademarks and Licensee will not do any act, or omit to do any act, except as expressly contemplated in this Agreement, that will in any way impair or affect the strength of the Licensed Trademarks, continuity of the registrations therefor, or Licensor's interest therein.

     Section 3.5 - Compliance with Applicable Laws.   Licensee agrees that the
     ---------------------------------------------
Licensed Products will be manufactured, sold and distributed by Licensee in accordance with all applicable laws.

     Section 3.6 - Best Efforts.   Each party will use its best efforts to
     --------------------------
protect the good name and reputation of the other party, the Licensed Trademarks and the goods represented by the Licensed Trademarks.

                                 ARTICLE IV
                             LICENSED PRODUCTS
                             -----------------
     Section 4.1 - Sales by Licensee Outside of Licensed Territory.   Except
     -------------------------------------------------------------
as provided in Section 2.2, Licensee shall not (and shall not permit any third party to whom Licensee may hereafter grant a license or sublicense, as applicable to) manufacture, sell, distribute, advertise or promote in, or export to, any country or territory outside of the Licensed Territory (including, without limitation, any territory where Licensor competes or has granted a license to another licensee), any products, including without limitation Licensed Products, bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, or sell or distribute any products, including without limitation Licensed Products, bearing trademarks identical or confusingly similar to any of the Licensed Trademarks to any person which intends, to the best knowledge of Licensee or the third party licensee or sublicensee, directly or through its agents or customers, to export the same to any country or territory outside of the Licensed Territory. Notwithstanding the foregoing, Licensee shall be permitted to (i) manufacture Licensed Products in the United States solely for export to the Licensed Territory and (ii) export Licensed Products under any Licensed Trademark to any country outside of the Licensed Territory (a) where Licensor or any of Licensor's Affiliates has not, either now or in the future, granted a license to any other party of any trademarks identical or confusingly similar to any of Licensed Trademarks, but only during such period or periods when no such license is in effect or (b) where Licensor or any of Licensor's Affiliates, either now or in the future, does not directly or indirectly compete, but only during such period or periods when it is not competing. In the event Licensee desires to export in accordance with clause (ii) above, Licensee shall give Licensor sixty (60) days' advance written notice specifying the country to which exports are planned, the products to be exported and the name of the purchaser. Licensor shall notify Licensee from time to time of any countries or territories in which it either has licenses in effect or in which it competes.

     Section 4.2 - Sales by Licensor in Licensed Territory.   Except for
     -----------------------------------------------------
contract sales permitted in accordance with Section 4.3, Licensor shall not manufacture, sell, distribute, advertise or promote in, or export to the Licensed Territory, and, except as set forth in Schedule 4.2, shall not permit any third party to whom Licensor has granted a license to manufacture, sell, distribute, advertise, promote or export to the Licensed Territory, any Licensed Products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks, or sell or distribute any Licensed
Products or any other products bearing trademarks identical or confusingly similar to any of the Licensed Trademarks to any person which intends, to the best knowledge of Licensor or the third party licensee, directly or through its agents or customers, to export the same to the Licensed Territory. Notwithstanding the foregoing, Licensor may manufacture Licensed Products in the Licensed Territory solely for export outside of the Licensed
Territory.

     Section 4.3 - Contract Orders.  If Licensor or any of its Affiliates or
     -----------------------------
other licensees receives inquiries or orders for contract sales of Licensed Products to be supplied within the Licensed Territory, Licensor shall use its reasonable efforts to persuade the potential buyer to place the contract order through Licensee or a Sublicensee. Notwithstanding the foregoing and anything to the contrary in this Agreement, Licensor shall be permitted to sell Licensed Products within the Licensed Territory to any international company or group to which it has sold any Licensed Product in the past.
If Licensor sells to such an international company or group, Licensor shall pay Licensee a commission equal to five percent (5%) of the invoice price (calculated on a comparable basis to Net Sales hereunder) with respect to each such sale.

                                 ARTICLE V
                                ENFORCEMENT
                                -----------

Section 5.1 - Unauthorized Use of Licensed Trademarks.
- -----------------------------------------------------

(i) In the event of any actual or suspected unauthorized use of any Licensed Trademark, Licensee shall be required, at Licensee's sole cost and expense, to take such action, including bringing a suit against such person, as may be reasonably required in order to protect fully the Licensed Trademarks. In addition, Licensee shall consult with Licensor on any material aspects of any such action taken by Licensee, and Licensor's prior written consent shall be required for any material action, including without limitation, the settlement of any material claims, which consent shall not be unreasonably withheld. In such event, Licensor shall provide any assistance in the prosecution of such litigation reasonably requested by Licensee and shall join or permit suit to be brought in its name if necessary to enable Licensee to prosecute effectively such litigation.

(ii) In the event that any litigation is initiated pursuant to Section 5.1(i), Licensee agrees to pay the Licensor's reasonable out-of-pocket costs in rendering such cooperation. In any such litigation (or any litigation arising under Section 5.1 of the Patent and Technology License Agreement), or any settlement thereof which may be made, payment shall be made to Licensor, when received by Licensee, of any portion of proceeds of such litigation or settlement which represents the royalty on lost sales of Royalty Products that Licensor would have received but for the loss of such sales.


                                ARTICLE VI
                          ROYALTIES AND REPORTS
                          ---------------------

Section 6.1 - Royalty for Trademark License.
- -------------------------------------------

(i)   As compensation to Licensor for the Trademark License granted under
Section 2.1, Licensee, for itself and on behalf of each of its Sublicensees (regardless of whether such Sublicensees have paid Licensee), shall pay to Licensor, for each Contract Year or partial Contract Year an amount equal to one-half of one percent (0.5%) of Net Sales of the Royalty Products in the Licensed Territory during such Contract Year or partial Contract Year.
The period for which such royalties shall be made shall begin on the Effective Date and end on the date ten (10) years after the Effective Date, after which time the Trademark License shall continue on a royalty-free basis. Notwithstanding the foregoing provisions of this Section 6.1(i), Licensee shall not be required to pay royalties on any Net Sales made from the Effective Date through December 31,

     1992 unless and until Licensor shall demonstrate to Licensee's reasonable satisfaction that no exports to the Licensed Territory may be made by the licensees under the license agreements attached hereto as Schedule 4.2 of the licensed products covered by such agreements.

     (ii) The royalty payments to be made pursuant to Section 6.1(i) shall be payable by Licensee (A) in the case of payments relating to sales by Licensee, within thirty (30) days after the end of Licensee's first Contract Year, and thereafter within thirty (30) days after the end of each six (6) month period during the term of this Agreement and (B) in the case of payments made by Licensee on behalf of any Sublicensee, within forty-five (45) days after the end of such Sublicensee's first Contract Year, and thereafter within forty-five (45) days after the end of each six (6) month period during the term of this Agreement and the relevant sublicense agreement; provided, that in the event Licensee
                                    --------
     fails to pay any royalties payable under this Section 6.1 when due, Licensee shall pay to Licensor in addition to such royalties, interest thereon calculated at a per annum rate equal to the sum of (1) five
                             --- -----
     percent (5%) and (2) the per annum rate of interest announced from time
                              --- -----
     to time in New York City by Citibank, N.A. at such time as its prime commercial lending rate as in effect on each relevant day, for the period from the date payment is due to the date payment is made. At the time of payment of such royalties, Licensee shall furnish a royalty statement, certified to be accurate by Licensee indicating the gross sales and Net Sales of the Royalty Products sold by Licensee and each Sublicensee, as applicable, in the Licensed Territory.

     Section 6.2 - No Waiver or Estoppel.   The rendering of any royalty
     -----------------------------------
statement, and/or payment of any royalties shown to be due thereby, shall not in any event bar, or in any way operate as an estoppel of, Licensor's rights of examination, inspection and audit, as provided in Article 8, nor any rights or remedies of Licensor to any additional royalties that may be found to be due, all of which rights and remedies shall survive and shall not be deemed to have been waived by any act or omission on the part of Licensor.


                                ARTICLE VII
                            CURRENCY AND TAXES
                            ------------------
     All royalties due Licensor hereunder shall be converted, as permitted by law, from the currency in which Net Sales are calculated in accordance with instructions given from Licensor to Licensee from time to time. Licensee shall use its best efforts in assisting Licensor in obtaining the most favorable exchange rates and in securing all necessary governmental or fiscal authorizations or licenses to enable it to remit such payments in the currency designated by Licensor. Licensee shall have the authority to withhold and pay on Licensor's behalf all applicable income taxes relating to the payment of royalties hereunder and shall promptly send Licensor all receipts evidencing such payment.


                                ARTICLE VIII
                            EXAMINATION OF BOOKS
                            --------------------

     Licensee shall (and shall cause its Sublicensees to) maintain, for a period of at least five (5) years after each royalty statement is delivered to Licensor, such accurate books and records as shall be sufficient to confirm the number of Royalty Products sold by Licensee (and its Sublicensees) in the Licensed Territory, and the total royalties due and payable under this Agreement. Licensee shall (and shall cause its Sublicensees to) permit reasonable inspection by an independent certified public accountant of such books and records as may reasonably be required to verify such data. Any such certified public accountant shall be chosen by Licensor subject to the reasonable approval of Licensee (or, if applicable, a Sublicensee) and shall be paid by Licensor. Such certified public accountant shall only verify to Licensor whether Licensee's (or a Sublicensee's) royalty statements are correct and, if any such statements are deemed incorrect, such certified public accountants will report to Licensor the number of Royalty Products sold in the Licensed Territory by Licensee (or its Sublicensee) during the period or periods in question and the total royalty properly payable thereon. Notwithstanding any other provision of this Agreement, should any figure established by such inspection by such certified public accountant differ by more than three percent (3%) from the corresponding figure in the royalty statements furnished Licensor by Licensee (or any Sublicensee) hereunder, Licensee (or such Sublicensee, as applicable) shall reimburse Licensor for any and all expenses incurred by Licensor in the course of such inspection.
The accuracy of any royalty payment may not be challenged by Licensor after expiration of the five-year period during which Licensee (and each Sublicensee) must maintain books and records sufficient to confirm the accuracy of the report relating thereto.


                                ARTICLE IX
                        GOVERNMENT REGISTRATIONS
                        ------------------------

     Section 9.1 - Registration of Licensee in Licensed Territory.  Licensee
     ------------------------------------------------------------
shall register this Agreement, immediately after the Effective Date, with the Bureau of Technological Development of the Department of Commerce and Industrial Promotion of the Republic of

Mexico and Licensor agrees to cooperate fully with Licensee to obtain such registration. The expenses of such registration shall be paid by Licensee.

     Section 9.2 - Trademark Maintenance; New Registrations.   Licensee shall
     ------------------------------------------------------
bear full responsibility for all renewals, prosecution and maintenance of the Licensed Trademarks, and all costs and fees associated therewith. Upon request, Licensor shall provide necessary assistance in such prosecution and maintenance, including execution of necessary documents in Licensor's name.

     Should Licensee wish to register any marks in the Licensed Territory which could be considered confusingly similar to any of the Licensed Trademarks, or which have been or are intended to be used in connection with said Licensed Trademarks, Licensee will prepare at its own expense corresponding trademark applications to be executed in the name of Licensor. Upon approval and execution of such applications by Licensor, Licensee will file and prosecute said trademark applications at its own cost and expense. Should said applications result in any registrations effective in the Licensed Territory, said registrations will be added to Schedule 1.8 and become Licensed Trademarks.

     Regardless of the goods or services involved, Licensee shall not register in its own name with any government or other official body anywhere in the world any trademark identical or confusingly similar to any Licensed Trademark, or any trademark used in conjunction with any Licensed Trademark.

     Section 9.3 - Power of Attorney.   Licensor agrees to give Licensee, and
     -------------------------------
Licensee agrees that it will accept and will cause its attorney to accept, a power of attorney of Licensor, whereby Licensor authorizes Licensee or its attorney to carry out any ministerial filings required by this Article IX.
Both parties hereby grant to Messrs. Ignacio Armida Graham, Alberto Sepulveda de la Fuente, Alberto Sepulveda Cosio, Alejandro Sepulveda de la Fuente,
Miguel Angel Martinez Gomez, Manuel Fernandez Oropeza, Humberto Vivanco
Zamora, Guillermo Uribe Leon, Enrique Villa Fernandez and Juan Carlos Amezcua Rico, and each of them severally, a special power of attorney in order to register this Agreement with the National Registry of Transfer of Technology and with the Bureau of Inventions and Trademarks, including the power to sign and present any documents required in connection therewith. Both parties will, and will cause their respective attorneys to, dutifully carry out any obligation of Licensor pursuant to this Article IX which Licensee, or its attorney, is legally permitted and authorized by the power of attorney to carry out.



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


                                 ARTICLE X
                      WARRANTIES AND INDEMNIFICATION
                      ------------------------------

     Section 10.1 - Trademark Warranties.   Licensor represents and warrants
     -----------------------------------
to Licensee that, except as set forth in Schedule 10.1, (i) it is the registered owner of the registered Licensed Trademarks in the Licensed Territory, free from any liens, claims or encumbrances, and as of the date of this Agreement, none of the registered Licensed Trademarks has been registered by Licensor with any government in the Licensed Territory for use on or in connection with the manufacture, sale, importation, distribution, advertisement or promotion of any product other than as specified in Schedule
10.1 and none of the registered Licensed Trademarks has been registered by any third party in the Licensed Territory for use on or in connection with the manufacture, sale, importation, distribution, advertisement or promotion of any Licensed Products; (ii) it has the right to enter into this Agreement and the sole right to grant the Trademark License; (iii) there are no out-standing assignments, grants, licenses, encumbrances, obligations or agreements by it or arising as a result of its action relating to the use of the registered Licensed Trademarks in the Licensed Territory or otherwise inconsistent with the rights granted Licensee by this Agreement; and (iv) immediately after the Effective Date, Licensee's use of the registered Licensed Trademarks in connection with the manufacture, sale, importation, distribution, advertisement or promotion of Licensed Products in accordance with the terms of this Agreement does not infringe any right of any person, firm or corporation under the patent, copyright or trademark laws of the Licensed Territory.

     Section 10.2 - Government Approvals.   Licensor further represents that,
     -----------------------------------
except for the notification and the registrations referred to in Article IX hereof, it has made all registrations and filings with, and obtained approvals of, any government agency necessary in connection with this Agreement.

     Section 10.3 - Indemnification.   Each party hereto (the "Indemnifying
     ------------------------------
Party") agrees to indemnify, defend and hold harmless the other party hereto, any Affiliate thereof and their respective successors, if any, (the "Indemnified Party"), at any time after the Effective Date, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and expenses, which were reasonably incurred by the Indemnified Party, net of any insurance proceeds received by the Indemnified Party with respect thereto (all such amounts, net of insurance proceeds being hereafter referred to collectively as "Damages"), asserted against, resulting to, imposed upon or incurred by the Indemnified Party, directly or indirectly, by reason of or resulting from a breach of any representation or warranty or any covenant or other agreement of the Indemnifying Party contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach (collectively, "Claims").

     Section 10.4 - Damage Limitations and Indemnification Procedure.
     ---------------------------------------------------------------

     (i)   Licensor shall be obligated to indemnify Licensee under this
     Article X only for the following:

          (a) All individual Claims where Damages in respect of such Claims exceed U.S. One Hundred Thousand Dollars ($100,000); and

          (b) For individual Claims where Damages in respect of such Claims are less than U.S. One Hundred Thousand Dollars ($100,000), only when all such Claims, when aggregated, exceed U.S. One Hundred Thousand Dollars ($100,000) and then only to the extent of such excess.

     (ii) In order to be indemnified by Licensor under this Article X, Licensee shall notify Licensor promptly in writing of any Claim which it believes may be subject to indemnification hereunder in order to enable Licensor to adequately determine whether to pay the amount of Damages or dispute the Claim. Licensor shall, within five (5) business days after the receipt of such notice, notify Licensee in writing whether it believes the Claim is subject to indemnification, and, if so, how it will proceed. If Licensee fails to give Licensor notice mentioned above, Licensor shall not be obligated to indemnify Licensee with respect to that Claim. If Licensor either refuses to defend or pay such Claim or does not notify Licensee as required above, Licensee may pay or defend the Claim and, if it is subject to indemnification hereunder, request reimbursement for resulting Damages, which shall be payable by Licensor within fifteen (15) days after such request.

     Section 10.5 - Other Remedies.   Nothing in this Article 10 shall be
     -----------------------------
construed to limit the non-monetary equitable remedies of either party hereto in respect of any breach by the other party of any covenant or other agreement of such other party contained in or made pursuant to this Agreement required to be performed after the Effective Date.

     Section 10.6 - Setoff.
     ---------------------
     (i) In the event Licensor should be required to pay monies with respect to indemnification to Licensee pursuant to any indemnification provision of this Agreement, Licensee may set off the amount owed to Licensee by Licensor in indemnification against any amounts due to Licensor under this Agreement or against any other amounts which, at the time, Licensee or any of its Affiliates owes to Licensor.

     (ii) In the event Licensee should be required to pay monies with respect to indemnification to Licensor pursuant to any indemnification provision of this Agreement, Licensor may set off the amount owed to Licensor by Licensee in indemnification against any amounts which, at the time, Licensor or any of its Affiliates owes to Licensee.

     Section 10.7 - Due Authorization, Execution and Delivery.  This Agreement
     --------------------------------------------------------
has been duly authorized, executed and delivered by Licensor and constitutes a legal, valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms. As of the date of this Agreement there is no action, claim or proceeding pending or, to the knowledge of Licensor, threatened against Licensor or involving the Licensed Trademarks which would adversely affect the rights and benefits of Licensee hereunder.


                                  ARTICLE XI
                                  ASSIGNMENT
                                  ----------

     Subject to the restrictions set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement, or any rights or obligations hereunder, may be assigned by either party upon thirty (30)
days' advance written notice to the other party; provided, however, that
                                                 --------  -------
Licensee shall not be permitted to assign, directly or indirectly, any of its rights or obligations hereunder if (i) the proposed assignee's reputation or market image would seriously damage the quality image of any bedding products sold by Licensor or any of its Affiliates or licensees outside the Licensed Territory; (ii) such assignee's financial condition is such that it would have difficulty in fulfilling Licensee's obligations under this Agreement;
or (iii) such assignee is, at the time of the assignment, a Competitor or a person whom Licensor or Licensee has determined, after reasonable inquiry, manufactures mattresses, box springs, innersprings or spring components for a person who is, at the time of the assignment, a Competitor.


                                 ARTICLE XII
                           LICENSE AGREEMENT ONLY
                           ----------------------

     It is the intention of the parties hereto to enter into a license agreement only and nothing herein contained shall be construed to regard the parties hereto as constituting partners or joint venturers, or to constitute the arrangement herein provided for as a partnership or joint venture.

                                 ARTICLE XIII
                                   NOTICES
                                   -------

     Any and all notices or other writings, which are required to be served, or which may be served under the provisions of this Agreement, shall be in writing, and shall be sufficiently served if delivered personally, by facsimile transmission, telexed or mailed by registered or certified mail (return receipt registered), postage prepaid or by a reputable overnight delivery service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided,
                                                                --------
that notices of a change of address shall be effective only upon receipt thereof):

     To Licensor:          Simmons Company
                           6 Executive Park Drive
                           Atlanta, Georgia, U.S.A., 30329
                           Attention:  President
                           Facsimile No.:  (404) 325-9785 (U.S.)

     Copy to:              Despacho Sepulveda, S.C.
                           Paseo De la Reforma
                           390 - 16th Floor
                           Del. Cuauhtemoc
                           06600 Mexico, D.F.
                           Attention:  Ignacio Armida-Graham
                           Facsimile No.:  (525) 511-9741 (Mex.)

     To Licensee:          Compania Simmons S.A. de C.V.
                           Calle Norte 45 No. 1082
                           Apartado Postal 15-047
                           Col. Industrial Vallejo
                           Deleg. Azcapotzalco
                           2300, Mexico, D.F.
                           Attention:  Director General
                           Facsimile No.:  (525) 567-39-93 (Mex.)

     Copy to:              Alfa, S.A.
                           Gomez Morin 1111
                           Garza Garcia, N.L.
                           C.P., 66200, Mexico
                           Attention:  Director de Planeacion
                                       Sector Petroquimica
                           Facsimile No.:  (5283) 35 81 35 (Mex.)

     If mailed as aforesaid, seven (7) days after the date of mailing shall be the date notice shall be deemed to have been received unless mailed by overnight delivery service, in which case notice shall be deemed to have been received the next business day after delivery to such service.

                                   ARTICLE XIV
                           AMENDMENT AND MODIFICATION
                           --------------------------

      This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

                                  ARTICLE XV
                            TERM AND TERMINATION
                            --------------------

     Section 15.1 - Term.   The term of this Agreement and the licenses granted
     -------------------
hereunder shall commence on the Effective Date and shall continue perpetually, unless terminated pursuant to, and only by reason of the events described in, Sections 15.2, 15.3 and 15.7 hereof.

     Section 15.2 - Termination for Failure to Pay Royalties.
     -------------------------------------------------------
Licensor may terminate this Agreement by giving Licensee written notice thereof in the event that Licensee shall fail to pay any royalties payable by Licensee to Licensor pursuant to Section 6.1 hereof when due in accordance with the terms specified in such Section and such failure continues for fifteen (15) days after receipt by Licensee of written notice from Licensor of the failure to make such payment. In the event of a dispute or controversy as to the amount of royalties, the failure to pay any amount in dispute shall not be deemed a failure to pay for purposes of this Section 15.2 until fifteen (15) days after such dispute shall have been resolved in accordance with the procedures in Article XVI hereof; provided, that any additional royalties ultimately
                       --------
determined to be owing shall be treated as not having been paid when due for purposes of Section 6.1.

     Section 15.3 - Other Terminations.
     ---------------------------------

     (i) Licensor may terminate this Agreement by giving Licensee written notice thereof in the event that Licensee or any of its Affiliates or Sublicensees breaches any of its obligations set forth in Sections 3.1 or
     4.1 of this Agreement, or fails to pay when due any exposes or Damages required to be paid by any of them in accordance with the terms of this Agreement, and such breach has not been remedied within sixty (60) days after receipt by Licensee of written notice from Licensor calling attention to such breach, specifying the nature thereof and the action required to correct the breach; provided, however, that in the event of
                                     --------  -------
     a termination by Licensor pursuant to a breach of any of the provisions of Section 3.1, Licensor shall pay Licensee the then fair market value of the Licensed Trademarks subject to this Agreement as determined by an independent appraiser selected by the parties or, if the parties cannot agree, an independent appraiser selected in accordance with
     Article XVI.

     (ii) This Agreement shall terminate immediately upon the conclusive appointment of a trustee or receiver for the property of the Licensee by any Court of Justice, or the petitioning for a declaration of bankruptcy or insolvency presented by the Licensee, or the judicial declaration of the state of liquidation of the same, or the general assignment of property by the Licensee for the benefit of its creditors, shall be considered to constitute a breach of this Agreement by the Licensee.
     In any of the foregoing cases, this Agreement shall terminate solely by reason of such fact, without the necessity that Licensor bring any other action.

     Section 15.4 - Payment of Royalties After Termination.
     -----------------------------------------------------
Termination of this Agreement for any reason shall not release Licensee from any obligation to pay any royalties accrued and unpaid at the effective date of such termination nor to pay royalties on the Royalty Products manufactured prior to termination but sold or used after termination, nor shall such termination release any party of any part of any obligation accrued prior to the date of such termination, or obligations continuing beyond termination of the Agreement.

     Section 15.5 - Sales of Inventory After Termination.  Upon termination of
     ---------------------------------------------------
this Agreement, Licensee shall have a period of six (6) months after the date of termination in which it will use its best efforts to sell off its then remaining inventory of Royalty Products and shall report to Licensor with respect to such sales and make the requisite royalty payment, if any, within thirty (30) days after the end of the aforesaid six-month period. If any good and merchantable inventory remains unsold by Licensee at the end of such six-month period, Licensor shall either extend such period or purchase such inventory from Licensee at (i) the fair market value of the inventory, if the fair market value is less than Licensee's cost of such inventory or (ii) the cost of such inventory plus one-half of the difference between the cost and the fair market value of such inventory, if the fair market value of the inventory is greater than the cost thereof. All other duties and obligations of Licensee under this Agreement shall remain in force during the sell-off period. Within thirty (30) days after termination of this Agreement, Licensee and each Sublicensee shall deliver to Licensor a statement indicating the number and description of the Royalty Products which it had on hand or in the process of manufacturing as of the termination date.
Licensor shall have the option of conducting a physical inventory at the time of termination and/or at a later date in order to ascertain or verify such statement. In the event that Licensee refuses to permit Licensor to conduct such physical inventory, Licensee shall forfeit its rights hereunder to dispose of such inventory. In addition to such forfeiture, Licensor shall have recourse to all other remedies available to it.

     Section 15.6 - Reversion of Licenses.  After the termination of this
     ------------------------------------
Agreement, all rights granted to Licensee pursuant to the Trademark License shall forthwith revert to Licensor, who shall be free to license others to use such rights in connection with the manufacture, sale, distribution, advertisement, promotion, and exportation of the Licensed Products in the Licensed Territory and, except as otherwise expressly permitted by this Agreement, Licensee shall refrain from further use of such rights or any further reference to them, either directly or indirectly, in connection with the manufacture, sale, advertisement, promotion, and exportation of the Licensed Products in the Licensed Territory.

     Section 15.7 - Insufficient Use of a Trademark.   Licensee agrees that,
     ----------------------------------------------
in the event any Licensed Trademark registered in the Licensed Territory shall not have been sufficiently used by Licensee, its Affiliates or Sublicensees in such country or territory for such a period that under the applicable laws of the Licensed Territory, Licensor's ownership right to such Licensed Trademark shall be forfeited or the renewal of the registration of such Licensed Trademark in the Licensed Territory might be denied by the relevant authorities, Licenses shall give notice of such fact to Licensor and Licensor may by written notice terminate the Trademark License with respect to such Licensed Trademark only and shall thereafter have the right to use or license others to use such Licensed Trademark in connection with the manufacture, sale, distribution, advertisement, promotion and exportation of the Licensed Products in the Licensed Territory. If the failure to renew such Licensed Trademarks is due to insufficient use by Licensee prior to the Effective Date, then Licensor shall use its best efforts to obtain a new registration of such Licensed Trademark with the appropriate authorities in the Licensed Territory at Licensor's expense and shall include such Licensed Trademark in Schedule 1.8.


                                   ARTICLE XVI
                      DISPUTE RESOLUTION AND GOVERNING LAW
                      ------------------------------------

     Any claim or dispute arising out of or relating to this Agreement, its performance or alleged breach, which is not disposed of by agreement of the parties, shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. In any such arbitration proceedings, the law of the United Mexican States shall be applicable.
Judgment on or award rendered by the arbitrators may be entered in any court of competent jurisdiction. If Licensor is the defendant in any such proceeding, the arbitration shall be conducted in Atlanta, Georgia. If Licensee is the defendant in any such proceeding, the arbitration shall be conducted in Mexico City, Mexico.

                                ARTICLE XVII
                                INTEGRATION
                                -----------


     This Agreement and all related agreements being executed simultaneously herewith or by their terms, effective on even date herewith, embody the entire understanding between the parties relating to the subject matter hereof and all prior representations or agreements relating to the subject matter hereof are superseded and replaced by this Agreement as of the date of signing by both parties.


                               ARTICLE XVIII
                               SEVERABILITY
                               ------------


     The parties agree that (1) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable,
(2) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (3) the remaining provisions shall remain enforceable to the fullest extenet permitted by law.


                              ARTICLE XIX
                               CAPTIONS
                               --------

     The titles to the Sections of this Agreement are included herein solely for convenience, are not a part of this Agreement and do not in any way limit or amplify the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the day and year first above written.

                                                SIMMONS COMPANY


                                                By /s/ Jeffrey J Lewis
                                                   --------------------
                                                   Jeffrey J. Lewis
                                                   Vice President



                                                COMPANIA SIMMONS, S.A. de C.V.



                                                By /s/
                                                  ---------------------
                                                Its
                                                   --------------------

                                   SCHEDULE 1.8
                                   ------------


                         REGISTERED TRADEMARKS - MEXICO


Name                            Reg. No.          Class
- ----                            --------          -----

'S'                             93715            32 Local

Beautyrest                      275,474          32 Local

Conforest*                   App.  #3557         32 Local

Contour-Flex                    351528           32 Local

Flexafirm**                     279398           32 Local

Hide-A-Bed                      105,781          32 Local

Maxipedic                       303,681          32 Local

S and House Design              286,831          32 Local

Simmons                         27608            32 Local

Slumber King                    272,952          32 Local




*Pending - In name of Simmons International Ltd., formerly a wholly-owned subsidiary of Licensor which was merged into Licensor. Licensor will use its reasonable efforts to change registered ownership in Licensed Territory to Licensor's name.

**Currently in name of Simmons Universal Corporation. Licensor will use its reasonable efforts to obtain legal title in Licensed Territory in Licensor's name. This trademark is neither material nor necessary to Licensee's business.

                               SCHEDULE 4.2
                               ------------


1. Agreement dated October 30, 1986 between Wickes/Simmons Bedding Ltd. and Little Folks, Ltd., as amended, which permits export of certain products listed therein from Canada under certain circumstances.

2. Agreement dated October 30, 1986 between Simmons U.S.A. Corporation, Simmons Universal Corporation et al., as amended, which permits export
                                     -- --
       of certain products listed therein from the U.S. under certain circumstances.

                                SCHEDULE 10.1
                                -------------


See Schedule 4.2.
See Schedule 1.8.